Exhibit 99.2

Ottawa Savings Bancorp, Inc.

and Twin Oaks Savings Bank

Unaudited Pro Forma Consolidated Condensed

Combined Balance Sheet as of September 30, 2014

(In thousands)

	Historical
	Ottawa	Twin Oaks	Pro Forma Adjustments	Pro Forma Combined
ASSETS:
Cash and cash equivalents	$3,439,545	$1,759,324	$(450,000)	$4,748,869
Securities	31,335,731	27,854,778	(276,061)	58,914,448
Loans, net	112,272,071	30,463,576	(532,836)	142,202,811
Accrued interest receivable	621,020	—	—	621,020
Premises and equipment, net	6,325,481	1,007,476	(170,716)	7,162,241
Core deposit intangible	—	—	567,000	567,000
Goodwill	—	—	514,732	514,732
Other assets	6,775,562	1,473,069	495,404	8,744,035

Total assets	$160,769,410	$62,558,223	$147,523	$223,475,156

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits	$135,110,890	$51,118,106	$183,000	$186,411,996
FHLB advances	—	4,497,624	(3,636)	4,493,988
Advance payments by borrowers for taxes and insurance	—	44,451	—	44,451
Other liabilities	2,860,835	191,201	—	3,052,036

Total liabilities	$137,971,725	$55,851,382	$179,364	$194,002,471

Commitments and contingencies:
Redeemable common stock held by ESOP	$395,530	$—	$—	$395,530

Stockholders’ Equity

Common stock	$22,249	$—	7,762	30,011
Additional paid-in capital	8,710,853	—	7,117,239	15,828,092
Retained earnings	15,287,133	6,340,409	(6,790,409)	14,837,133
Bargain purchase gain	—	—	—	—
Unallocated ESOP shares	(267,099)	—	—	(267,099)
Unearned management recognition plan shares	(14,612)	—	—	(14,612)
Accumulated other comprehensive income	271,279	366,432	(366,432)	271,279
	24,009,803	6,706,841	(31,841)	30,684,804
Less:
Treasury stock, at cost	(1,212,118)	—	—	(1,212,118)
Maximum cash obligation related to ESOP shares	(395,530)	—	—	(395,530)
Total stockholders’ equity	$22,402,155	$6,706,841	$(31,841)	$29,077,156

Total liabilities and stockholders’ equity	$160,796,410	$62,558,223	$147,523	$223,475,156

See Notes to the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements.

Ottawa Savings Bancorp, Inc.

and Twin Oaks Savings Bank

Unaudited Pro Forma Consolidated Condensed

Combined Statement of Operations

For the Nine Months Ended September 30, 2014

(In thousands)

	Historical
	Ottawa	Twin Oaks	Pro Forma Adjustments	Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$4,310,573	$1,118,942	$(30,000)	$5,399,515
Investment and mortgage-backed securities	629,696	603,307	—	1,233,003
Other	5,683	23,611	—	29,294

Total interest and dividend income	4,945,952	1,745,860	(30,000)	6,661,812

Interest expense:
Deposits and advanced payments by borrowers for taxes and insurance	741,065	272,288	(132,000)	881,353
Federal Home Loan Bank advances	179	114,739	(52,000)	62,918

Total interest expense	741,244	387,027	(184,000)	944,271

Net interest and dividend income	4,204,708	1,358,833	154,000	5,717,541

Provision for loan losses	695,000	882,000	—	1,577,010

Net interest and dividend income after provision for loan losses	3,509,708	476,833	154,000	4,140,541

Noninterest income:
Service charges on deposit accounts	223,523	75,308	—	298,831
Gain on sales of securities	24,820	35,254	—	60,074
Gain on sales of loans	25,442	24,520	—	49,962
Other income	197,807	27,922	—	225,729

Total noninterest income	471,592	163,004	—	634,596

Noninterest expense:
Compensation and benefits	1,300,716	625,650	—	1,926,366
Occupancy	385,204	161,857	—	547,061
Deposit insurance premium	103,772	75,090	—	178,862
Legal and professional services	405,294	255,771	—	661,065
Data processing	219,274	145,836	—	365,110
Valuation adjustments and expenses on foreclosed real estate	55,710	8,839	—	64,549
Loss on sale of OREO	—	—	—	—
Loss on sale of repossessed assets	—	—	—	—
Amortization of core deposit intangible	—	—	75,000	75,000
Other	548,746	333,127	—	881,873
Total noninterest expense	3,018,716	1,606,170	75,000	4,699,886

Income before income tax expense	962,584	(966,333)	78,000	75,151

Income tax expense	294,546	(470,321)	30,000	(145,775)

Net income	$668,038	$(496,012)	$49,000	$221,026

See Notes to the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements.

Ottawa Savings Bancorp, Inc.

and Twin Oaks Savings Bank

Unaudited Pro Forma Consolidated Condensed

Combined Statement of Operations

For the Year Ended December 31, 2013

(In thousands)

	Historical
	Ottawa	Twin Oaks	Pro Forma Adjustments	Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$6,206	$1,576	$(38)	$7,744
Investment and mortgage-backed securities	746	719	—	1,465
Other	—	—	—	—

Total interest and dividend income	$6,952	$2,295	$(38)	$9,209

Interest expense:
Deposits and advanced payments by borrowers for taxes and insurance	$1,452	$427	$(141)	$1,738
Federal Home Loan Bank advances	—	200	(51)	149

Total interest expense	$1,452	$627	$(192)	$1,887

Net interest and dividend income	$5,500	$1,668	$154	$7,322

Provision for loan losses	875	355	—	1,230

Net interest and dividend income after provision for loan losses	$4,625	$1,313	$154	$6,092

Noninterest income:
Service charges on deposit accounts	$299	$103	$—	$402
Gain on sales of securities	—	9	—	9
Gain on sales of loans	66	92	—	158
Other income	294	(11)	—	283

Total noninterest income	$659	$193	$—	$852

Noninterest expense:
Compensation and benefits	$1,730	$922	$—	$2,652
Occupancy	455	215	—	670
Deposit insurance premium	189	5	—	194
Legal and professional services	275	68	—	343
Data processing	290	179	—	469
Valuation adjustments and expenses on foreclosed real estate	335	5	—	340
Loss on sale of OREO	4	—	—	4
Loss on sale of repossessed assets	7	—	—	7
Amortization of core deposit intangible	—	—	100	100
Other	530	234	—	764
Total noninterest expense	$3,815	$1,628	$100	$5,543

Income before income tax expense	$1,470	$(122)	$54	$1,401

Income tax expense	540	(162)	21	399

Net income	$929	$40	$33	$1,003

See Notes to the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements.

Notes to the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements

A.            Basis of Presentation

The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position or results of operation that would have resulted had the merger been consummated as of or for the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. The merger was completed in the fourth quarter of calendar year 2014.

The unaudited pro forma consolidated financial information reflects the application of the acquisition method of accounting. Under this method, the assets and liabilities of Twin Oaks will be recorded at their estimated fair values at the effective time. As described in the accompanying notes, the estimated fair values of the assets and liabilities of Twin Oaks have been combined with the historical carrying amounts of the assets and liabilities of Ottawa. However, changes to pro forma adjustments reflected herein are expected as valuations of assets and liabilities are completed and additional information becomes available. Accordingly, the final combined amounts will differ from the pro forma combined amounts presented herein.

The unaudited pro forma consolidated condensed combined statement of operations for the nine months ended September 30, 2014 gives effect to the merger as if the merger had been consummated on January 1, 2014. The unaudited pro forma consolidated condensed combined statement of operations for the year ended December 31, 2013 gives effect to the merger as if the merger occurred on January 1, 2013. The unaudited pro forma consolidated condensed combined balance sheet assumes the merger was consummated on September 30, 2014. Certain reclassifications have been included in the unaudited pro forma consolidated condensed combined balance sheet and unaudited pro forma consolidated condensed combined statements of operations to conform the presentation.

Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma consolidated condensed combined financial statements are summarized below.

Estimated fair values for the assets and liabilities of Twin Oaks were obtained as follows:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

Investment and Mortgage-Backed Securities. Securities classified as available for sale are recorded at fair value on a recurring basis using pricing obtained from an independent pricing service. Where quoted market prices are available in an active market such pricing is used. If quoted market prices are not available, the pricing service estimates the fair values by using pricing models or quoted prices of securities with similar characteristics. For these securities, the inputs used by the pricing service to determine fair value consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and bonds’ terms and conditions.

Stock in Federal Home Loan Bank and Other Restricted Equity Securities. No ready market exists for these stocks and they have no quoted market value; however, redemption of these stocks has historically been at par value. Accordingly, the carrying amount is deemed to be a reasonable estimate of fair value.

Loans. Fair values for loans held for investment and other loans are estimated by segregating the portfolio by type of loan and discounting scheduled cash flows using interest rates currently being offered for loans with similar terms. A prepayment assumption is used as an estimate of the portion of loans that will be repaid prior to their scheduled maturity. The allowance for loan losses as recorded is deemed to be a reasonable estimate of the credit adjustment.

Office Properties and Equipment. The fair value of office properties is estimated based on an independent appraisal. The book value of equipment is deemed to be a reasonable estimate of fair value.

Deposits. The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificate accounts are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on certificate accounts.

Other Assets and Other Liabilities. Because these financial instruments will typically be received or paid within three months, the carrying amounts of such instruments are deemed to be a reasonable estimate of fair value. The discount on investments will be accreted to interest income over five years so as to approximate the interest method; the premium on loans will be amortized to interest income over three to ten years so as to approximate a constant yield to maturity. The fair market value adjustment for deposits will be accreted to interest expense over three years so as to approximate a constant yield to maturity. The decrease in premises to fair value will be accreted over a one-year period as a reduction to expense.

B.            Acquisition Accounting Adjustments

Acquisition accounting adjustments are estimated as follows (in thousands):

Fair value adjustment on loans:
Decrease in value of loans relative to historical cost	$(2,036)
Elimination of Twin Oaks’ allowance for loan and lease loss	1,594
Increase in value of loans (net)	(442)
Core deposit intangible recorded	567
Goodwill	515
Land & Buildings	(171)
Increase liability for term deposits	(183)
Increase liability for FHLB advances	3
Deferred tax liability	129
Total	418
Equity of Twin Oaks	6,707
Total value of net assets acquired	$7,125

C.           Calculation of Goodwill

Excess of cost over the fair value of net assets acquired for the merger was calculated as follows (in thousands):

Cost	$7,125
Anticipated costs after filing (1)	97
Fair value of net assets acquired	(6,707)
Goodwill (bargain purchase price)	$515

(1) Twin Oaks anticipated costs not included above are estimated as follows:

Miscellaneous	$165
Tax benefit of expenses based on a 38.4% combined state and and federal tax rate	(68)
After tax impact of transaction to Twin Oaks	$97

These anticipated costs between the date of the filing and the anticipated closing date will reduce the capital position.

D.            Pro Forma Income Statement Adjustments

Pro forma income statement adjustments that were calculated for the merger are as follows (in thousands):

	For the Year Ended December 31, 2013 Income (Expense)	For the Nine Months Ended September 30, 2014 Income (Expense)
Amortization of premium on loans receivable	$(38)	$(30)
Accretion of fair value adjustment for term deposits	141	132
Accretion of fair value adjustment for FHLB advances	51	52
Amortization of core deposit intangible	(100)	(75)
Income tax expense	(21)	(30)
	$33	49

Net Increase (Decrease) In Net Income of Amortized Amounts

Future impact of recognition of acquisition accounting adjustments:
Fiscal 2015	$11
Fiscal 2016	(13)
Fiscal 2017	(31)
Fiscal 2018	(35)
Fiscal 2019	(32)
Fiscal 2020 and thereafter	(98)

E.            Transfer of Capital

Amounts release from retained earnings and accumulated other comprehensive income represent the recognized value of Twin Oaks.

F.            Issuance of Shares to Ottawa Savings Bancorp MHC

Based on the stock valuation of Ottawa Savings Bancorp common stock equal to $9.18 per share, the issuance of 776,143 shares of common stock to Ottawa Savings Bancorp MHC is reflected by an increase of $7,117,238 to additional paid-in capital and $7,762 to common stock.